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                                                                   EXHIBIT 16.1

                         [ERNST & YOUNG LLP LETTERHEAD]



January 10, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the Section entitled "Experts" contained in the Micro Therapeutics, Inc. Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on December 5, 1996, and are in agreement with the statements contained in the second and third paragraphs of that section.

                                        Very truly yours,

                                        /s/ ERNST & YOUNG LLP